Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2018

(Released April 23, 2018)          (Unaudited)
HIGHLIGHTS
GAAP earnings for the first quarter of 2018 were $2.55 per basic share, compared with first quarter 2017 earnings of $0.46 per basic share. GAAP earnings for the first quarter of 2018 and 2017 include the impact of special items listed below. Operating (non-GAAP) earnings*, which excludes special items, were $0.67 per share for the first quarter of 2018, compared with first quarter 2017 Operating (non-GAAP) earnings of $0.52 per share.

				FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Other**	Consolidated
1Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$237	$88	$(120)	$205

1Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 443M)	$0.53	$0.20	$(0.27)	$0.46
Special Items - 2017***
Impact of full dilution to 538M shares	(0.09)	(0.04)	0.05	(0.08)
Regulatory charges	0.02	—	—	0.02
Exit of competitive generation	—	—	0.12	0.12
Total Special Items - 1Q 2017	(0.07)	(0.04)	0.17	0.06
1Q 2017 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.46	$0.16	$(0.10)	$0.52
Distribution Deliveries - Weather	0.06	—	—	0.06
Ohio DCR	0.03	—	—	0.03
Pennsylvania Rate Case	0.03	—	—	0.03
Transmission Margin	—	0.02	—	0.02
Commodity Margin	—	—	0.03	0.03
Net Operating and Miscellaneous Expenses	0.05	—	0.01	0.06
Depreciation	(0.01)	—	—	(0.01)
General Taxes	(0.02)	—	—	(0.02)
Net Financing Costs	0.01	—	(0.03)	(0.02)
Effective Tax Rate	—	—	(0.03)	(0.03)
1Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.61	$0.18	$(0.12)	$0.67
Special Items - 2018***
Mark-to-market adjustments	—	—	0.01	0.01
Regulatory charges	(0.01)	—	—	(0.01)
Exit of competitive generation	—	—	1.88	1.88
Impact of full dilution to 538M shares	0.08	0.03	(0.11)	—
Total Special Items - 1Q 2018	0.07	0.03	1.78	1.88
1Q 2018 Basic Earnings Per Share* (avg. shares outstanding 476M)	$0.68	$0.21	$1.66	$2.55

1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$322	$99	$792	$1,213

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 21% to 29% and 35% to 38% in the first quarter of 2018 and 2017, respectively.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    1

*Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. Operating earnings (loss) per share for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2018 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on page 20 of this report and all GAAP to non-GAAP earnings (loss) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**As a result of the bankruptcy filings, FirstEnergy Solutions Corp. (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy Corp.'s (FE) consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company (BSPC) and a portion of Allegheny Energy Supply, LLC (AE Supply) that are subject to completed or pending asset sales, collectively representing substantially all of FirstEnergy’s operations that previously comprised the CES reportable operating segment, are presented as discontinued operations in Corporate/Other. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FE's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FE's reportable operating segments for 2017, including the presentation of non-GAAP financial measures, have been revised to conform to the current presentation.
***See pages 16-21 for additional details regarding special items.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    2

2018 Earnings Guidance
GAAP earnings for 2018 are forecasted at $3.61 - $3.91 per basic share with 2018 Operating (non-GAAP) earnings guidance ranging from $2.25 - $2.55 per share.
GAAP results for the second quarter of 2018 are forecasted at ($0.06) - $0.04 per basic share with Operating (non-GAAP) earnings guidance ranging from $0.47 - $0.57 per share.

	Estimate for Year 2018*				Q2 of 2018*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2018F Net Income (Loss) attributable to Common Stockholders (GAAP)	$1,120 - $1,215	$370 - $410	$235 - $245	$1,725 - $1,870	($30) - $20

2018F Basic Earnings (Loss) Per Share (avg. shares outstanding 479M)	$2.34 - $2.54	$0.78 - $0.86	$0.49 - $0.51	$3.61 - $3.91	($0.06) - $0.04
Excluding Special Items:
Mark-to-market adjustments	—	—	(0.01)	(0.01)	—
Regulatory charges	0.04	—	—	0.04	0.01
Debt redemption costs	—	—	0.20	0.20	0.20
Exit of competitive generation	—	—	(1.88)	(1.88)	—
Impact of full dilution to 538M shares	(0.27)	(0.09)	0.65	0.29	0.32
Total Special Items**	(0.23)	(0.09)	(1.04)	(1.36)	0.53
2018F Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$2.11 - $2.31	$0.69 - $0.77	$(0.55) - $(0.53)	$2.25 - $2.55	$0.47 - $0.57

* Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 21% to 29%.
** See page 21 for descriptions regarding special items.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    3

1Q 2018 Results vs 1Q 2017 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the first quarter of 2018 were $322 million, or $0.68 per basic share, compared with first quarter 2017 GAAP earnings of $237 million, or $0.53 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.61 per share for the first quarter of 2018 compared with $0.46 per share for the first quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2017 Net Income attributable to Common Stockholders (GAAP)	$237

1Q 2017 Basic Earnings Per Share (avg. shares outstanding 443M)	$0.53
Special Items - 2017*	(0.07)
1Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.46
Distribution Deliveries - Weather	0.06
Ohio DCR	0.03
Pennsylvania Rate Case	0.03
Net Operating and Miscellaneous Expenses	0.05
Depreciation	(0.01)
General Taxes	(0.02)
Net Financing Costs	0.01
1Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.61
Special Items - 2018*	0.07
1Q 2018 Basic Earnings Per Share (avg. shares outstanding 476M)	$0.68

1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$322
*See pages 16-21 for additional details on Special Items.
1Q 2018 vs 1Q 2017 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries increased earnings $0.06 per share primarily due to higher weather-related usage in the first quarter of 2018. Total deliveries increased 1,850,000 megawatt-hours (MWH), or 5.0%. Sales to residential customers increased 1,130,000 MWH, or 8.1%, and sales to commercial customers increased 364,000 MWH, or 3.6%. Heating-degree-days were 17% above the same period last year and flat versus normal. Sales to industrial customers increased 359,000 MWH, or 2.8%, primarily due to higher usage in the shale gas and steel sectors.

•	Ohio Delivery Capital Recovery (DCR) Rider - Higher revenues increased earnings $0.03 per share due to the change in DCR rates associated with annual revenue increases.

•	Pennsylvania Rate Case - Earnings increased $0.03 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 27, 2017.

•
Net Operating and Miscellaneous Expenses - Lower expenses increased earnings $0.05 per share, primarily due to lower pension and OPEB costs, partially offset by timing of maintenance activities and fossil outages.

•	Depreciation - Higher depreciation expense reduced earnings $0.01 per share, primarily due to a higher asset base.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    4

•	General Taxes - Higher general taxes reduced earnings $0.02 per share, primarily due to higher revenue-related taxes.

•	Net Financing Costs - Lower net financing costs increased earnings $0.01 per share, primarily reflecting lower interest expense as a result of various debt redemptions.

•
Special Items - In the first quarter of 2018 and 2017, Regulated Distribution special items totaled $(0.07) per share in each quarter, as summarized in the following tables. Additional details regarding special items can be found on page 21.

Regulated Distribution Special Items - 1Q 2018	EPS
Impact of full dilution to 538M shares	$(0.08)
Regulatory charges	0.01
$(0.07)

Regulated Distribution Special Items - 1Q 2017	EPS
Impact of full dilution to 538M shares	$(0.09)
Regulatory charges	0.02
$(0.07)

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Consolidated Report to the Financial Community - 1st Quarter 2018                    5

Regulated Transmission

Regulated Transmission - GAAP earnings for the first quarter of 2018 were $99 million, or $0.21 per basic share, compared with first quarter 2017 GAAP earnings of $88 million, or $0.20 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.18 per share for the first quarter of 2018 compared with $0.16 per share for the first quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2017 Net Income attributable to Common Stockholders (GAAP)	$88

1Q 2017 Basic Earnings Per Share (avg. shares outstanding 443M)	$0.20
Special Items - 2017*	(0.04)
1Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.16
Transmission Margin	0.02
1Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.18
Special Items - 2018*	0.03
1Q 2018 Basic Earnings Per Share (avg. shares outstanding 476M)	$0.21

1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$99
*See pages 16-21 for additional details on Special Items.

1Q 2018 vs 1Q 2017 Earnings Drivers

•
Transmission Margin - Higher transmission margin increased earnings $0.02 per share, primarily due to the implementation of approved settlement rates at Jersey Central Power & Light (JCP&L) and higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI).

•
Special Items - In the first quarter of 2018 and 2017, Regulated Transmission special items were $(0.03) per share and ($0.04) per share, respectively, associated with the impact of full dilution to 538 million shares. Descriptions of special items can be found on page 21.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    6

Corporate / Other

Corporate / Other - GAAP earnings for the first quarter of 2018 was $792 million, or $1.66 per basic share, compared with first quarter 2017 GAAP losses of $(120) million, or $(0.27) per basic share. Operating (non-GAAP) losses, excluding special items, were $(0.12) per share for the first quarter of 2018 compared with $(0.10) per share for the first quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2017 Net Loss attributable to Common Stockholders (GAAP)	$(120)

1Q 2017 Basic Loss Per Share (avg. shares outstanding 443M)	$(0.27)
Special Items - 2017*	0.17
1Q 2017 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.10)
Commodity Margin	0.03
Net Operating and Miscellaneous Expenses	0.01
Net Financing Costs	(0.03)
Effective Tax Rate	(0.03)
1Q 2018 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.12)
Special Items - 2018*	1.78
1Q 2018 Basic Loss Per Share (avg. shares outstanding 476M)	$1.66

1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$792
*See pages 16-21 for additional details on Special Items.

1Q 2018 vs 1Q 2017 Earnings Drivers
As discussed above, the operating results of FES and FENOC, as well as BSPC and a portion of AE Supply that are subject to completed or pending asset sales, are reported in discontinued operations and excluded from operating earnings as a special item. The remaining business activities, primarily representing the Pleasants Power Station, have been combined into and reported in the Corporate / Other segment.

•	Commodity Margin - Higher commodity margin from the Pleasants Power Station increased results $0.03 per share, primarily as a result of higher market prices in the first quarter of 2018.

•	Net Operating and Miscellaneous Expenses - Lower expenses increased results $0.01 per share.

•	Net Financing Costs - Higher net financing costs decreased results $0.03 per share, primarily due to the issuance of $3 billion of senior notes in June 2017.

•	Effective Tax Rate - The impact of tax reform decreased results $0.03 per share, primarily due to the Tax Cuts and Jobs Act.

•
Special Items - In the first quarter of 2018 and 2017, Corporate / Other special items totaled $(1.78) per share and $0.17 per share, respectively, as summarized in the following table. Descriptions of special items can be found on page 21.

•	The consolidated effective income tax rate for the first quarter of 2018 was 27.0% compared to 36.9% for the same period of 2017.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    7

Corporate / Other Special Items - 1Q 2018	EPS
Impact of full dilution to 538M shares	$0.11
Mark-to-market adjustments	(0.01)
Exit of competitive generation	(1.88)
$(1.78)

Corporate / Other Special Items - 1Q 2017	EPS
Impact of full dilution to 538M shares	$0.05
Exit of competitive generation	0.12
$0.17

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Jake M. Mackin
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-4829

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Consolidated Report to the Financial Community - 1st Quarter 2018                    8

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions, except per share amounts)

		Three Months Ended March 31,
		2018	2017	Change
	Revenues
(1)	Regulated distribution	$2,576	$2,500	$76
(2)	Regulated transmission	323	313	10
(3)	Corporate / Other	77	42	35
(4)	Total Revenues	2,976	2,855	121

	Operating Expenses
(5)	Fuel	187	204	(17)
(6)	Purchased power	825	791	34
(7)	Other operating expenses	962	657	305
(8)	Provision for depreciation	294	250	44
(9)	Amortization (deferral) of regulatory assets, net	(148)	83	(231)
(10)	General taxes	259	242	17
(11)	Total Operating Expenses	2,379	2,227	152
(12)	Operating Income	597	628	(31)

	Other Income (Expense)
(13)	Miscellaneous income	67	14	53
(14)	Interest expense	(250)	(245)	(5)
(15)	Capitalized financing costs	15	12	3
(16)	Total Other Expense	(168)	(219)	51

(17)	Income Before Income Taxes	429	409	20
(18)	Income taxes	252	152	100
(19)	Income From Continuing Operations	177	257	(80)
(20)	Discontinued operations (net of income taxes)	1,192	(52)	1,244
(21)	Net Income	$1,369	$205	$1,164

(22)	Income Allocated to Preferred Stockholders	156	—	156

(23)	Net Income Attributable to Common Stockholders	$1,213	$205	$1,008

	Earnings Per Share of Common Stock
(24)	Basic - Continuing Operations	$0.04	$0.58	$(0.54)
(25)	Basic - Discontinued Operations	2.51	(0.12)	2.63
(26)	Basic - Net Income Attributable to Common Stockholders	$2.55	$0.46	$2.09

(27)	Diluted - Continuing Operations	$0.04	$0.58	$(0.54)
(28)	Diluted - Discontinued Operations	2.50	(0.12)	2.62
(29)	Diluted - Net Income Attributable to Common Stockholders	$2.54	$0.46	$2.08

	Weighted Average Number of Common
	Shares Outstanding
(30)	Basic	476	443	33
(31)	Diluted	478	444	34

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Consolidated Report to the Financial Community - 1st Quarter 2018                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2018

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,508	$319	$94	$2,921
(2)	Other	68	4	(17)	55
(3)	Total Revenues	2,576	323	77	2,976

	Operating Expenses
(4)	Fuel	139	—	48	187
(5)	Purchased power	819	—	6	825
(6)	Other operating expenses	898	54	10	962
(7)	Provision for depreciation	196	61	37	294
(8)	Amortization (deferral) regulatory assets, net	(152)	4	—	(148)
(9)	General taxes	195	47	17	259
(10)	Total Operating Expenses	2,095	166	118	2,379
(11)	Operating Income (Loss)	481	157	(41)	597

	Other Income (Expense)
(12)	Miscellaneous income	56	4	7	67
(13)	Interest expense	(128)	(39)	(83)	(250)
(14)	Capitalized financing costs	6	9	—	15
(15)	Total Other Expense	(66)	(26)	(76)	(168)

(16)	Income (Loss) Before Income Taxes	415	131	(117)	429
(17)	Income taxes	93	32	127	252
(18)	Income (Loss) From Continuing Operations	322	99	(244)	177
(19)	Discontinued operations (net of income taxes)	—	—	1,192	1,192
(20)	Net Income	$322	$99	$948	$1,369

(21)	Income Allocated to Preferred Stockholders	—	—	156	156

(22)	Net Income Attributable to Common Stockholders	$322	$99	$792	$1,213

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,434	$308	$59	$2,801
(2)	Other	66	5	(17)	54
(3)	Total Revenues	2,500	313	42	2,855

	Operating Expenses
(4)	Fuel	141	—	63	204
(5)	Purchased power	790	—	1	791
(6)	Other operating expenses	634	45	(22)	657
(7)	Provision for depreciation	178	51	21	250
(8)	Amortization of regulatory assets, net	81	2	—	83
(9)	General taxes	184	42	16	242
(10)	Total Operating Expenses	2,008	140	79	2,227
(11)	Operating Income (Loss)	492	173	(37)	628

	Other Income (Expense)
(12)	Miscellaneous income (expense)	15	—	(1)	14
(13)	Interest expense	(138)	(39)	(68)	(245)
(14)	Capitalized financing costs	6	6	—	12
(15)	Total Other Expense	(117)	(33)	(69)	(219)

(16)	Income (Loss) Before Income Taxes (Benefits)	375	140	(106)	409
(17)	Income taxes (benefits)	138	52	(38)	152
(18)	Income (Loss) From Continuing Operations	237	88	(68)	257
(19)	Discontinued operations (net of income taxes)	—	—	(52)	(52)
(20)	Net Income (Loss)	$237	$88	$(120)	$205

(21)	Income Allocated to Preferred Stockholders	—	—	—	—

(22)	Net Income (Loss) Attributable to Common Stockholders	$237	$88	$(120)	$205

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Three Months of 2018 and the First Three Months of 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$74	$11	$35	$120
(2)	Other	2	(1)	—	1
(3)	Total Revenues	76	10	35	121

	Operating Expenses
(4)	Fuel	(2)	—	(15)	(17)
(5)	Purchased power	29	—	5	34
(6)	Other operating expenses	264	9	32	305
(7)	Provision for depreciation	18	10	16	44
(8)	Amortization (deferral) of regulatory assets, net	(233)	2	—	(231)
(9)	General taxes	11	5	1	17
(10)	Total Operating Expenses	87	26	39	152
(11)	Operating Income	(11)	(16)	(4)	(31)

	Other Income (Expense)
(12)	Miscellaneous income (expense)	41	4	8	53
(13)	Interest expense	10	—	(15)	(5)
(14)	Capitalized financing costs	—	3	—	3
(15)	Total Other Expense	51	7	(7)	51

(16)	Income (Loss) Before Income Taxes (Benefits)	40	(9)	(11)	20
(17)	Income taxes	(45)	(20)	165	100
(18)	Income (Loss) From Continuing Operations	85	11	(176)	(80)
(19)	Discontinued operations (net of income taxes)	—	—	1,244	1,244
(20)	Net Income (Loss)	$85	$11	$1,068	$1,164

(21)	Income Allocated to Preferred Stockholders	—	—	156	156

(22)	Net Income (Loss) Attributable to Common Stockholders	$85	$11	$912	$1,008

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    12

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Mar. 31, 2018	Dec. 31, 2017
Current Assets:
Cash and cash equivalents	$248	$588
Receivables	1,482	1,452
Other	578	464
Total Current Assets	2,308	2,504

Property, Plant and Equipment	28,570	28,176
Investments	1,303	1,328
Deferred Charges and Other Assets	6,259	6,355
Assets - Discontinued Operations	355	3,894
Total Assets	$38,795	$42,257

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,157	$558
Short-term borrowings	1,200	300
Accounts payable	1,005	827
Other	1,703	1,455
Total Current Liabilities	5,065	3,140

Capitalization:
Total equity	7,375	3,925
Long-term debt and other long-term obligations	16,740	18,816
Total Capitalization	24,115	22,741
Noncurrent Liabilities	9,615	12,004
Liabilities - Discontinued Operations	—	4,372
Total Liabilities and Capitalization	$38,795	$42,257

General Information
	Three Months Ended March 31,
	2018	2017
Long-term debt redemptions	$(1,476)	$(211)
New long-term debt issuances	$—	$250
New preferred stock issuances	$1,616	$—
New common stock issuances	$850	$—
Short-term borrowings increase	$900	$75
Property additions	$583	$588

Liquidity position as of March 31, 2018

Company	Type	Maturity	Amount	Available*
FirstEnergy(1)	Revolving	December 2021	$4,000	$2,790
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$5,000	$3,790
		Cash and cash equivalents:	—	248
		Total:	$5,000	$4,038

(1)Available liquidity includes impact of $10 million of LOCs outstanding as of March 31, 2018, issued under various terms.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    13

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of March 31,		As of December 31,
	2018	% Total	2017	% Total
Total Equity (GAAP)	$7,375	21%	$3,925	12%
Non-cash Charges / Non-cash Write Downs*	8,264	24%	8,264	24%
Accumulated Other Comprehensive Income	(86)	—%	(142)	—%
Adjusted Equity (Non-GAAP)**	15,553	45%	12,047	36%

Long-term Debt and Other Long-term Obligations (GAAP)	16,740	49%	18,816	61%
Currently Payable Long-term Debt (GAAP)	1,157	3%	558	3%
Short-term Borrowings (GAAP)	1,200	4%	300	1%
Reimbursement Obligations	10	—%	10	—%
Guarantees of Indebtedness	255	1%	275	1%
Less Securitization Debt	(723)	(2)%	(749)	(2)%
Adjusted Debt (Non-GAAP)**	18,639	55%	19,210	64%

Adjusted Capitalization (Non-GAAP)**	$34,192	100%	$31,257	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets and related charges at the competitive energy business, pension and OPEB mark-to-market adjustments, and regulatory asset charges through March 31, 2018, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenants. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is also required to maintain a minimum interest coverage ratio of 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of March 31, 2018, FE's interest coverage ratio was 4.63, which exceeded the minimum interest coverage ratio 2.00 to 1.00 in effect on that date.

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended
	March 31,
	2018		2017
Cash flows from operating activities
Net income	$1,369		$205
Adjustments to reconcile net income to net cash from operating activities:
Gain on deconsolidation, net of tax	(1,239)	—	—
Depreciation and amortization (1)	280		416
Deferred income taxes and investment tax credits, net	278		114
Retirement benefits, net of payments	(46)		10
Pension trust contributions	(1,250)		—
Unrealized (gain) loss on derivative transactions	(10)		47
Changes in working capital and other	(262)		(7)
Cash flows provided from (used for) operating activities	(880)		785
Cash flows provided from (used for) financing activities	1,679		(58)
Cash flows used for investing activities	(1,143)		(779)
Net change in cash and cash equivalents and restricted cash	$(344)		$(52)

(1) Includes amortization of regulatory assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    14

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31,
(MWH in thousand)		2018	2017	Change

Ohio	- Residential	4,659	4,338	7.4%
	- Commercial	3,672	3,625	1.3%
	- Industrial	5,154	5,053	2.0%
	- Other	83	84	-1.2%
	Total Ohio	13,568	13,100	3.6%
Pennsylvania	- Residential	5,356	4,974	7.7%
	- Commercial	3,197	3,024	5.7%
	- Industrial	5,376	5,295	1.5%
	- Other	24	27	-11.1%
	Total Pennsylvania	13,953	13,320	4.8%
New Jersey	- Residential	2,224	2,148	3.5%
	- Commercial	2,183	2,120	3.0%
	- Industrial	587	520	12.9%
	- Other	22	22	0.0%
	Total New Jersey	5,016	4,810	4.3%
Maryland	- Residential	1,040	908	14.5%
	- Commercial	531	506	4.9%
	- Industrial	375	371	1.1%
	- Other	4	4	0.0%
	Total Maryland	1,950	1,789	9.0%
West Virginia	- Residential	1,720	1,501	14.6%
	- Commercial	943	887	6.3%
	- Industrial	1,583	1,477	7.2%
	- Other	7	6	16.7%
	Total West Virginia	4,253	3,871	9.9%
Total Residential		14,999	13,869	8.1%
Total Commercial		10,526	10,162	3.6%
Total Industrial		13,075	12,716	2.8%
Total Other		140	143	-2.1%

Total Distribution Deliveries		38,740	36,890	5.0%

Weather	Three Months Ended March 31,
	2018	2017	Normal
Composite Heating-Degree-Days	2,749	2,340	2,759
Composite Cooling-Degree-Days	3	1	2

Shopping Statistics (Based on MWH)	Three Months Ended March 31,
	2018	2017

OE	83%	80%
Penn	66%	65%
CEI	87%	87%
TE	89%	87%
JCP&L	51%	51%
Met-Ed	64%	67%
Penelec	68%	70%
PE(1)	43%	45%
WP	64%	65%
(1) Represents Maryland only.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    15

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended March 31, 2018			Three Months Ended March 31, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,976	$—		$2,855	$—

	Operating Expenses
(2)	Fuel	187	—		204	—
(3)	Purchased power	825	—		791	—
(4)	Other operating expenses	962	(44)	(a,b,d)	657	(35)	(a,d)
(5)	Provision for depreciation	294	(16)	(d)	250	—
(6)	Amortization (deferral) of regulatory assets, net	(148)	—		83	—
(7)	General taxes	259	—		242	—
(8)	Total Operating Expenses	2,379	(60)		2,227	(35)
(9)	Operating Income	597	60		628	35

	Other Income (Expense)
(10)	Miscellaneous income	67	—		14	—
(11)	Interest expense	(250)	3	(c)	(245)	—
(12)	Capitalized financing costs	15	—		12	—
(13)	Total Other Expense	(168)	3		(219)	—

(14)	Income Before Income Taxes	429	63		409	35
(15)	Income taxes	252	(119)	(d)	152	12
(16)	Income From Continuing Operations	177	182		257	23
(17)	Discontinued operations (net of income taxes)	1,192	(1,192)	(d)	(52)	52	(d)
(18)	Net Income	$1,369	$(1,010)		$205	$75

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 20 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2018 ($0.01 per share), ($7) million included in "Other operating expenses". 2017 ($0.02 per share), ($8) million included in "Other operating expenses".
(b)	Mark-to-market adjustments: 2018 (($0.01) per share), $5 million included in "Other operating expenses".
(c)	Debt redemption costs: 2018 $3 million included in "Interest expense".
(d)
Exit of competitive generation: 2018 (($1.88) per share), ($16) million included in "Depreciation"; ($42) million included in "Other operating expenses"; ($126) million included in "Income taxes"; ($1,192) million included in "Discontinued operations (net of income taxes)". 2017 ($0.12 per share), ($27) million included in "Other operating expenses"; $52 million included in "Discontinued operations (net of income taxes)".

	See page 21 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    16

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2018			Three Months Ended March 31, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,576	$—		$2,500	$—

	Operating Expenses
(2)	Fuel	139	—		141	—
(3)	Purchased power	819	—		790	—
(4)	Other operating expenses	898	(7)	(a)	634	(8)	(a)
(5)	Provision for depreciation	196	—		178	—
(6)	Amortization of regulatory assets, net	(152)	—		81	—
(7)	General taxes	195	—		184	—
(8)	Total Operating Expenses	2,095	(7)		2,008	(8)
(9)	Operating Income	481	7		492	8

	Other Income (Expense)
(10)	Miscellaneous income	56	—		15	—
(11)	Interest expense	(128)	—		(138)	—
(12)	Capitalized financing costs	6	—		6	—
(13)	Total Other Expense	(66)	—		(117)	—

(14)	Income Before Income Taxes	415	7		375	8
(15)	Income taxes	93	2		138	3
(16)	Income From Continuing Operations	322	5		237	5
(17)	Discontinued operations (net of income taxes)	—	—		—	—
(18)	Net Income	$322	$5		$237	$5

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 20 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2018 ($0.01 per share), ($7) million included in "Other operating expenses". 2017 ($0.02 per share), ($8) million included in "Other operating expenses".

See page 21 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    17

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2018		Three Months Ended March 31, 2017

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$323	$—	$313	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	54	—	45	—
(5)	Provision for depreciation	61	—	51	—
(6)	Amortization of regulatory assets, net	4	—	2	—
(7)	General taxes	47	—	42	—
(8)	Total Operating Expenses	166	—	140	—
(9)	Operating Income	157	—	173	—

	Other Income (Expense)
(10)	Miscellaneous income	4	—	—	—
(11)	Interest expense	(39)	—	(39)	—
(12)	Capitalized financing costs	9	—	6	—
(13)	Total Other Expense	(26)	—	(33)	—

(14)	Income Before Income Taxes	131	—	140	—
(15)	Income taxes	32	—	52	—
(16)	Income From Continuing Operations	99	—	88	—
(17)	Discontinued operations (net of income taxes)	—	—	—	—
(18)	Net Income	$99	$—	$88	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 20 for GAAP to Operating (non-GAAP) EPS Reconciliation.

	See page 21 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    18

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended March 31, 2018			Three Months Ended March 31, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$77	$—		$42	$—

	Operating Expenses
(2)	Fuel	48	—		63	—
(3)	Purchased power	6	—		1	—
(4)	Other operating expenses	10	(37)	(a,c)	(22)	(27)	(c)
(5)	Provision for depreciation	37	(16)	(c)	21	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	17	—		16	—
(8)	Total Operating Expenses	118	(53)		79	(27)
(9)	Operating Loss	(41)	53		(37)	27

	Other Income (Expense)
(10)	Miscellaneous income (expense)	7	—		(1)	—
(11)	Interest expense	(83)	3	(b)	(68)	—
(12)	Capitalized financing costs	—	—		—	—
(13)	Total Other Expense	(76)	3		(69)	—

(14)	Loss Before Income Taxes (Benefits)	(117)	56		(106)	27
(15)	Income taxes (benefits)	127	(121)	(c)	(38)	9
(16)	Loss From Continuing Operations	(244)	177		(68)	18
(17)	Discontinued operations (net of income taxes)	1,192	(1,192)	(c)	(52)	52	(c)
(18)	Net Income (Loss)	$948	$(1,015)		$(120)	$70

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 20 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2018 (($0.01) per share), $5 million included in "Other operating expenses".
(b)	Debt redemption costs: 2018 $3 million included in "Interest expense".
(c)
Exit of competitive generation: 2018 (($1.88) per share), ($16) million included in "Depreciation"; ($42) million included in "Other operating expenses"; ($126) million included in "Income taxes"; ($1,192) million included in "Discontinued operations (net of income taxes)". 2017 ($0.12 per share), ($27) million included in "Other operating expenses"; $52 million included in "Discontinued operations (net of income taxes)".

See page 21 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    19

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of GAAP to Operating (Non-GAAP) Earnings

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended March 31, 2018	Distribution	Transmission	Other	Consolidated

1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$322	$99	$792	$1,213

1Q 2018 Basic Earnings Per Share (avg. shares outstanding 443M)	$0.68	$0.21	$1.66	$2.55
Excluding Special Items:
Impact of full dilution to 538M shares	(0.08)	(0.03)	0.11	—
Regulatory charges	0.01	—	—	0.01
Mark-to-market adjustments	—	—	(0.01)	(0.01)
Exit of competitive generation	—	—	(1.88)	(1.88)
Total Special Items	$(0.07)	$(0.03)	$(1.78)	$(1.88)
1Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$0.61	$0.18	$(0.12)	$0.67

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended March 31, 2017	Distribution	Transmission	Other	Consolidated

1Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$237	$88	$(120)	$205

1Q 2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 443M)	$0.53	$0.20	$(0.27)	$0.46
Excluding Special Items:
Impact of full dilution to 538M shares	(0.09)	(0.04)	0.05	(0.08)
Regulatory charges	0.02	—	—	0.02
Exit of competitive generation	—	—	0.12	0.12
Total Special Items	$(0.07)	$(0.04)	$0.17	$0.06
1Q 2017 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$0.46	$0.16	$(0.10)	$0.52

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 21% to 29% and 35% to 38% in the first quarter of 2018 and 2017, respectively.

Reconciliation of 1Q 2017 Operating EPS to as previously reported in 2017

FirstEnergy
Corp.
Consolidated

1Q 2017 Net Income Attributable to Common Stockholders (GAAP)	$205

1Q 2017 Basic EPS (avg. shares outstanding 443M)	$0.46
Excluding Special Items as reported in 1Q 2017:
Mark-to-market adjustments	0.07
Regulatory charges	0.02
Asset impairment/Plant exit costs	0.23
Total Special Items	0.32

1Q 2017 Basic EPS - Operating (Non-GAAP) as reported in 2017	0.78

Remove Competitive Operating Earnings now included in Discontinued Operations	(0.15)

1Q 2017 Basic EPS - Operating (Non-GAAP) without competitive operating earnings	0.63

Impact of full dilution to 538M shares	(0.11)

1Q 2017 Operating EPS - Non-GAAP (538M fully diluted shares)	$0.52

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Consolidated Report to the Financial Community - 1st Quarter 2018                    20

2018/2017 Special Item Descriptions

•	Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•	Regulatory charges - Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs.

•
Exit of competitive generation - Primarily reflects charges or credits resulting from management's plan to exit competitive operations, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

•
Impact of full dilution to 538M shares - Represents the dilutive impact of increasing weighted average shares outstanding to 538 million to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares.

◦
In the Corporate / Other segment, this includes the addback of preferred share dividends of $43 million and non-cash deemed dividends for the amortization of the beneficial conversion feature of $113 million in the first quarter of 2018.  These amounts are considered a deduction to arrive at Net Income attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non-GAAP) earnings given the assumption that all preferred stock is converted.

◦	2018F Operating (non-GAAP) earnings guidance excludes forecasted preferred share dividends of $86 million and non-cash deemed dividend amortization of $296 million.

Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    21

Recent Developments

Financial Matters
Dividend
On March 20, 2018, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable June 1, 2018, to shareholders of record at the close of business on May 7, 2018.

FES/FENOC Restructuring Update
On March 9, 2018, FES borrowed $500 million from FE under the secured credit facility.
On March 16, 2018, FES, its subsidiaries and FENOC, all wholly owned subsidiaries of FE, withdrew from the unregulated companies' money pool with $4 million in borrowings owed to FE. On the same day, FES, its subsidiaries, and FENOC entered into a new money pool agreement with FirstEnergy Service Company (FESC), where FESC is solely in the role as administrator of the arrangement to assist FES and FENOC with certain treasury support under the shared service agreement.
On March 31, 2018, FES, its subsidiaries and FENOC, filed voluntary petitions for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (Bankruptcy Filings). FES and FENOC have represented they intend to continue to operate their businesses during the bankruptcy proceedings, subject to any orders of the Bankruptcy Court. As a result of the Bankruptcy Filings, FES and FENOC were deconsolidated from FE’s financial statements as of March 31, 2018. FE will account for its investments in FES and FENOC with fair values of zero and has concluded that the disposal of FES and FENOC is a discontinued operation. In connection with the disposal, FE recorded a gain on deconsolidation of $1.2 billion during the first quarter of 2018.

S&P Global Ratings (S&P) Actions
On April 2, 2018, S&P affirmed FE’s ratings, including its BBB- issuer rating, BB+ senior unsecured rating, and the BB convertible preferred stock rating. The outlook remains stable.

Operational Matters
Impact of First Quarter 2018 Storms
In the first quarter of 2018, FE's utilities experienced significant storm damage in their service territories, primarily as a result of three major nor'easters in March. Details of estimated storm restoration costs by state are shown below:

Estimated First Quarter 2018 Storm Restoration Costs

(in Millions)	Total	Capital	O&M	Deferred Regulatory Asset*	Net Non-Deferred O&M Expense
New Jersey	$250	$80	$170	$(160)	$10
Pennsylvania	80	35	45	(45)	—
West Virginia	10	5	5	(5)	—
Ohio	15	5	10	(10)	—
Total	$355	$125	$230	$(220)	$10
*Deferred Regulatory Asset includes storm cost recovery in base rates.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    22

AE Supply Asset Sales Update
On March 1, 2018, AE Supply completed the sale of its 50% interest in the Buchanan Generating facility with net proceeds of $20 million.
On March 30, 2018, the Virginia State Corporation Commission issued an order approving the sale of Allegheny Generating Company's (AGC) interests in the Bath County hydroelectric power station. The sale is expected to generate net proceeds of approximately $355 million and is anticipated to close in the second quarter of 2018, subject to various closing conditions.
With the sale of AE Supply's gas plants completed, upon the consummation of the sale of AGC's interest in the Bath County hydroelectric power station or the sale or deactivation of the Pleasants Power Station, AE Supply is obligated under the amended and restated purchase agreement and AE Supply's applicable debt agreements to satisfy and discharge approximately $305 million of currently outstanding senior notes, as well as its $142 million of pollution control notes and AGC's $100 million senior notes, which are expected to require the payment of "make-whole" premiums currently estimated to be approximately $90 million based on current interest rates.

Regulatory Matters
JCP&L Transmission Update
On February 20, 2018, FERC issued an order accepting the JCP&L settlement agreement filed on December 21, 2017, with an effective date of June 1, 2017.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    23

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have recently filed for bankruptcy protection; the potential for litigation and demands for payment against FirstEnergy by FES and FENOC or certain of their creditors; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock, and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 1st Quarter 2018                    24